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EXHIBIT 99.5 (c)

Application/Confirmation Form
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                                                                 EXHIBIT 99.5(c)

PACIFIC LIFE APPLICATION/CONFIRMATION FORM            [LOGO OF PACIFIC LIFE]
Pacific Life Insurance Company                    Pacific Value Variable Annuity
PO Box 7187, Pasadena, CA 91109-7187
1111 South Arroyo Parkway, Suite 205
Pasadena, CA 91109-7187

[VA99999999]   Initial Premium: [$10,000]   Issue Date: [01-01-99]
State of Sale: [STATE]

Please sign and date the form on the reverse side and return it promptly to Pacific Life in the enclosed postage-paid envelope. This form confirms the application and receipt of your Contract, Your funds are invested according to the terms of the contract and prospectus. Carefully review the information on this form and inform us of any discrepancies immediately, Financial transactions on this policy cannot be processed prior to the receipt of this signed form. Please take a moment now to avoid delays in the future.

-----------------------------------------
ANNUITANT(S):                             ALLOCATION OPTIONS:
[John Doe]
[123 Any Street]                          100%   Fixed
[Anytown, State, 12345]                   0%     Money Market
[###-##-####] [01-01-1948] [MALE]         0%     High Yield Bond
----------------------------------------- 0%     Managed Bond
Joint/Contingent  (J Joint; C Contingent) 0%     Government Securities
                                          0%     Aggressive Equity
----------------------------------------- 0%     Growth LT
OWNER(S):                                 0%     Equity Income
[Jane Doe]                                0%     Multi-Strategy
[123 Any Street]                          0%     Equity
[Anytown, State, 12345]                   0%     Bond & Income
[123-45-6789] [01-01-1948] [FEMALE]       0%     Equity Index
----------------------------------------- 0%     International
Joint/Contingent (J Joint; C Contingent)  0%     Emerging Markets

-----------------------------------------
BENEFICIARY/BENEFICIARIES:
 (P=Primary; C=Contingent)                TYPE OF PLAN: [NON-QUALIFIED]
                                          REBALANCING: [N] [NONE]
[NAME] [P]                                DEALER INFORMATION:
                                          [NAME]

                                          DEATH BENEFIT OPTION:      [OPTION]
                                          REPLACEMENT:               [VARIABLE]
                                          DOLLAR COST AVERAGING:     [VARIABLE1]
                                          PORTFOLIO OPTIMIZATION:    [VARIABLE1]
                                          PRE-AUTHORIZED WITHDRAWAL: [VARIABLE1]


                            Please See Reverse Side

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                            TELEPHONE AUTHORIZATION

Owner's initials          Joint Owner's initials
                ---------                       ---------

By initialing, Pacific Life is authorized and directed to act on telephone instructions from any person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost.

STATEMENT OF APPLICANT

My agent and I discussed my financial background and as a result I believe this Contract will meet my insurable needs and financial objectives. I have considered the appropriateness of full or partial replacement of any existing life insurance or annuity, if applicable. I understand that Contract Values may increase or decrease depending on the investment experience of the Variable Accounts. Contract Values under the Variable Accounts are variable and are not guaranteed. I UNDERSTAND THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT MAY VARY AS TO DOLLAR AMOUNT TO THE EXTENT THAT THEY ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SELECTED PORTFOLIO(S).

I have received prospectuses. I hereby represent the information provided is correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity Contract issued by Pacific Life. I acknowledge that corrections to my Contract may be made from the application. My acceptance of this Contract constitutes acceptance of these corrections. If there are joint applicants, the Contract, if issued, will be owned by the joint applicants as Joint Tenants With The Rights Of Survivorship and not as Tenants in Common.

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. This Contract is not covered by an insurance guaranty fund or other solvency protection arrangement, therefore the policyholder bears the risk that the company will not fulfill its obligations under the Contract.

My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. I am not subject to backup withholding because; I am exempt; or I have not been notified that I am subject to backup with-holding resulting from failure to report all interest or dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that I received this Contract on
                                              ---------------------------.
                                                         Date

I certify that this Contract was sold and/or solicited in the state of [ISSSTE].


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      Date                              Owner Signature

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      Date                          Joint Owner's Signature